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                                   Exhibit 21

                                                                                                         State of
     List of Subsidiaries                                                                              Incorporation


Harris Chemical North America, Inc.                                                                       Delaware
     GSL Corporation                                                                                      Delaware
       IMC Kalium Ogden Corp. (formerly, Great Salt Lake Minerals Corporation)                            Delaware
                  GSL Agricultural-Industrial Trading, Inc.                                               Delaware
                  GSL Solar Consultants & Advisors, Inc.                                                  Delaware
                  Weber Canal Water Company                                                               Utah
       NAMSCO Inc.                                                                                        Delaware
                  IMC Salt Inc. (formerly, North American Salt Company)                                   Delaware
                  Carey Salt Company                                                                      Delaware
                  Lake Crystal Salt Company                                                               Utah
                  The Hutchinson & Northern Railway Company                                               Kansas
                  Sifto Canada, Inc.                                                                      Canada
                  Timberlea Chemical Company                                                              Delaware
       IMC Chemicals Inc. (formerly, North American Chemical Company)                                    Delaware
                  Searles Domestic Water Company                                                          California
                  Searles Valley Residences, Inc.                                                         California
                  Trona Railway Company                                                                   California
                  North American Terminals, Inc.                                                          California
                  Harris International Export Company                                                     Guam
                  North American Carbonate Company                                                        Delaware
                  North American Bicarbonate Company                                                      Delaware
                  Oldexaer, Inc.                                                                          Delaware
                  White River Nahcolite Minerals Ltd. Liability Company                                   Colorado
                  WRNM Holdings, Inc.                                                                     Delaware
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